Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES SHARE REPURCHASE PROGRAM

Houston, October 1, 2019 – Superior Energy Services, Inc. (OTC: SPNV) (the “Company”) announced today that its Board of Directors has authorized a new stock repurchase program of up to $15.0 million of its outstanding shares of common stock. Repurchases may be made at management’s discretion from time to time in the open market, through negotiated transactions, or otherwise. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements, and capital availability. The authorization will expire March 31, 2020 and may be suspended or discontinued at any time at the discretion of the Board of Directors.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

This press release includes forward-looking statements as defined under federal law, including, but not limited to, those related to the company’s intention to regain compliance with the NYSE continued listing standards. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and variations of such words and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and those risk factors set forth from time to time in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

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